UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016 (February 18, 2016)

SURGE COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 595-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On February 18, 2016, Surge Components, Inc. (the “Company”) entered into employment agreements with Ira Levy, the Chief Executive Officer and President of the Company (the “Levy Employment Agreement”), and Steven Lubman, the Vice President, Secretary, and Treasurer of the Company (the “Lubman Employment Agreement”).

Levy Employment Agreement

Pursuant to the terms of the Levy Employment Agreement, Mr. Levy will work for the Company on a full-time basis and receive an annual base salary of not less than $275,000. Mr. Levy shall receive an annual bonus as shall be determined by the Board of Directors of the Company (the “Board”) or the compensation committee of the Board (the “Compensation Committee”), as applicable, in its sole discretion, based upon criteria to be established in their sole discretion. Mr. Levy shall also be entitled to receive additional cash, equity or other compensation or benefits in consideration for his services provided to the Company, at such times and in such amounts as shall be determined in the sole discretion of the Board or Compensation Committee. In addition, Mr. Levy shall be entitled to receive grants of stock options, stock and/or any other equity incentive awards available to senior executives, under the Company’s equity incentive plans, at such times and in such amounts as shall be determined in the sole discretion of the Board or the Compensation Committee.

The Levy Employment Agreement will remain in effect until terminated by either the Company or Mr. Levy. In the event Mr. Levy’s employment is terminated by the Company for Cause (as defined in the Levy Employment Agreement), or if Mr. Levy resigns other than for Good Reason (as defined in the Levy Employment Agreement), he shall be entitled to receive (i) any earned but unpaid salary, all vested equity, and any earned but unpaid bonus awards through the date of termination, and (ii) reimbursement for any unreimbursed business expenses incurred by him in accordance with the Company’s policy prior to the date of termination.

In the event Mr. Levy’s employment is terminated by the Company other than for Cause or if Mr. Levy resigns for Good Reason, including a Change of Control (as defined in the Levy Employment Agreement), he shall be entitled to any earned but unpaid salary, all vested equity, and any earned but unpaid bonus awards through the date of termination. He will also be paid an additional thirty-six months of annual compensation equal to the average of his base salary and bonus for the three calendar years prior to the date of termination, payable in accordance with the Company’s regular payroll practice over a 52-week period. The Company shall also (i) accelerate the vesting on any of Mr. Levy’s unvested stock options, restricted stock grants or other equity incentive awards; and (ii) reimburse Mr. Levy for any unreimbursed business expenses incurred by him in accordance with the Company’s policy prior to the date of termination.

In the event Mr. Levy’s employment is terminated by the Company upon death or disability, Mr. Levy or his estate shall be entitled to receive his salary then in effect along with all other fringe benefits (including, without limitation, family medical benefits) for a period of one year following the date of such termination. In addition, Mr. Levy or his estate shall have the right to exercise any unexercised and vested options for a period of ninety days following the date of termination and to receive payment for any accrued but unpaid vacation time.

The Levy Employment Agreement contains customary non-competition and non-solicitation provisions that extend to one year after the date of termination of Mr. Levy’s employment with the Company.  Mr. Levy also agreed to customary terms regarding confidentiality and ownership of product ideas.

The foregoing description of the Levy Employment Agreement is qualified in its entirety by reference to the complete text of the Levy Employment Agreement which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Lubman Employment Agreement

Pursuant to the terms of the Lubman Employment Agreement, Mr. Lubman will work for the Company on a full-time basis and receive an annual base salary of not less than $225,000. Mr. Lubman shall receive an annual bonus as shall be determined by the Board or the Compensation Committee, as applicable, in its sole discretion, based upon criteria to be established in their sole discretion. Mr. Lubman shall also be entitled to receive additional cash, equity or other compensation or benefits in consideration for his services provided to the Company, at such times and in such amounts as shall be determined in the sole discretion of the Board or Compensation Committee. In addition, Mr. Lubman shall be entitled to receive grants of stock options, stock and/or any other equity incentive awards available to senior executives, under the Company’s equity incentive plans, at such times and in such amounts as shall be determined in the sole discretion of the Board or the Compensation Committee.

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The Lubman Employment Agreement will remain in effect until terminated by either the Company or Mr. Lubman. In the event Mr. Lubman’s employment is terminated by the Company for Cause (as defined in the Lubman Employment Agreement), or if Mr. Lubman resigns other than for Good Reason (as defined in the Lubman Employment Agreement), he shall be entitled to receive (i) any earned but unpaid salary, all vested equity, and any earned but unpaid bonus awards through the date of termination, and (ii) reimbursement for any unreimbursed business expenses incurred by him in accordance with the Company’s policy prior to the date of termination.

In the event Mr. Lubman’s employment is terminated by the Company other than for Cause or if Mr. Lubman resigns for Good Reason, including a Change of Control (as defined in the Levy Employment Agreement), he shall be entitled to any earned but unpaid salary, all vested equity, and any earned but unpaid bonus awards through the date of termination. He will also be paid an additional thirty-six months of annual compensation following the date of termination equal to the average of his base salary and bonus for the three calendar years prior to the date of termination, payable in accordance with the Company’s regular payroll practice over a 52-week period. The Company shall also (i) accelerate the vesting on any of Mr. Lubman’s unvested stock options, restricted stock grants or other equity incentive awards; and (ii) reimburse Mr. Lubman for any unreimbursed business expenses incurred by him in accordance with the Company’s policy prior to the date of termination.

In the event Mr. Lubman’s employment is terminated by the Company upon death or disability, Mr. Lubman or his estate shall be entitled to receive his salary then in effect along with all other fringe benefits (including, without limitation, family medical benefits) for a period of one year following the date of such termination. In addition, Mr. Lubman or his estate shall have the right to exercise any unexercised and vested options for a period of ninety days following the date of termination and to receive payment for any accrued but unpaid vacation time.

The Lubman Employment Agreement contains customary non-competition and non-solicitation provisions that extend to one year after the date of termination of Mr. Lubman’s employment with the Company.  Mr. Lubman also agreed to customary terms regarding confidentiality and ownership of product ideas.

The foregoing description of the Lubman Employment Agreement is qualified in its entirety by reference to the complete text of the Lubman Employment Agreement which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2016, the Board approved an amendment and restatement of the Company’s by-laws (as amended, the “Amended and Restated By-Laws”). Pursuant to the amendment, which became effective upon the Board’s approval, the Amended and Restated By-Laws provide, among other things: (i) for advance notice of stockholder proposals and director nominations, (ii) that stockholders may not act by written consent in lieu of a meeting or call a special meeting of stockholders, (iii) that only the Board or the Chairman of the Board may adjourn a meeting of stockholders, and (iv) that the Company may advance funds to persons who are entitled to indemnification by the Company if it receives an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified.

The foregoing summary of the Amended and Restated By-Laws is qualified by reference to the complete text of the Amended and Restated By-Laws which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws
10.1	Employment Agreement, dated February 18, 2016, by and between Surge Components, Inc. and Ira Levy
10.2	Employment Agreement, dated February 18, 2016, by and between Surge Components, Inc. and Steven Lubman

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE COMPONENTS, INC.

Date: February 24, 2016	By:	/s/ Ira Levy
	Name:	Ira Levy
	Title:	Chief Executive Officer

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